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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated June 28, 2000, included in this Form 11-K, into NiSource Inc.'s previously filed Form S-8 Registration Statement No. 33-30619; Form S-8 Registration Statement No. 33-30621; Form S-8 Registration Statement No. 333-08263; Form S-8 Registration Statement No. 333-19981; Form S-8 Registration Statement No. 333-19983; Form S-8 Registration Statement No. 333-19985; Form S-3 Registration Statement No. 333-26847; Form S-8 Registration Statement No. 333-59151; Form S-8 Registration Statement No. 333-59153; Form S-3 Registration Statement No. 333-69279; Form S-8 Registration Statement No. 333-72367; Form S-8 Registration Statement No. 333-72401; Form S-3 Registration Statement No. 333-76645 and Form S-3 Registration Statement No. 333-76909.







Arthur Andersen LLP

Boston, Massachusetts
June 28, 2000